Exhibit 10.2

RESTRICTED STOCK UNIT AGREEMENT

THIS AGREEMENT, effective as of the 31st day of March, 2015, is entered into between SOTHEBY'S, a Delaware corporation (the "Corporation"), and Thomas S. Smith (the "Executive").

WITNESSETH:

WHEREAS, the Board of Directors of the Corporation (the "Board") has approved the grant to the Executive of 47,070 fully vested Restricted Stock Units as an inducement for the Executive to enter into the employ of the Corporation.

NOW, THEREFORE, it is agreed as follows:

1.    Award of Restricted Stock Units. Effective March 31, 2015, the Corporation hereby awards to the Executive 47,070 Restricted Stock Units (“RSUs”). Each Restricted Stock Unit will be payable in one share of the common stock of the Corporation (the “Common Stock”). Registration in the Executive’s name in book entry form of the shares of Common Stock underlying the Restricted Stock Units will occur within sixty (60) days of the applicable payment date specified in Section 2.

2.     Payment Dates. The RSUs and any additional restricted stock units credited to the Executive pursuant to Section 3 hereof in respect of any dividend equivalents payable in respect of the RSUs being settled on such payment date (which together with the RSUs initially awarded shall hereafter be called (the “Awarded RSUs”)) shall be settled in whole shares of the Corporation’s common stock in three approximately equal installments on each of March 31, 2018, March 31, 2019 and March 31, 2020; provided, however, that, if the Executive’s employment terminates at any earlier date for any reason, all of the then outstanding Awarded RSUs shall be distributable in shares of Common Stock (i) within 30 days following the date of the Executive’s death or (ii) six months and one day after the date the Executive’s employment terminates for any other reason (the “Termination Date”). Notwithstanding the foregoing, payment of any fraction of a share that would otherwise be deliverable at any payment date shall be delayed until the first payment date at which such fractions of a share correspond to a whole share or will be settled in cash on the last date payment is to be made pursuant to this Section 2.

3.    Voting and Dividend Rights. The Executive shall have no right to vote the underlying shares of stock subject to any Awarded RSUs until the underlying shares of Common Stock have been delivered to the Executive as provided herein. The Executive will have the right to receive dividend equivalents on each unvested Awarded RSU on a basis that parallels the dividends paid or distributed on a share of Common Stock. Dividend equivalents, to the extent they are payable, shall be credited as of the date any such dividends or distributions are payable on the Common Stock and shall be deemed reinvested in additional restricted stock units based on the closing price per share of Common Stock on the trading day immediately prior to such payment date.
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4.    Adjustments for Corporate Transactions. In the event that there shall occur any transaction that would require an adjustment of any restricted stock units outstanding under the Corporation’s Second Amended and Restated Restricted Stock Unit Plan (the “Plan”), the Awarded RSUs shall be adjusted in the same manner as the administrator of the Plan determines to adjust the restricted stock units outstanding under the Plan. All distributions, if any, credited to the Executive with respect to Awarded RSU as a result of any stock split, stock distributions, combination of shares, or other similar transaction shall be subject to the restrictions set forth in this Agreement.

5.    Securities Law Requirements.

(a)    Regardless of whether the offering and sale of the shares of Common Stock under the Plan have been registered under the United States Securities Act of 1933 (the “Act”) or have been registered or qualified under the securities laws of any state, the Corporation may impose restrictions upon the sale, pledge, or other transfer of such shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state, or any other law. In the event that the sale of such shares is not registered under the Act but an exemption is available which requires an investment representation or other representation, the Executive shall be required to represent that such shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Corporation and its counsel.

(b)    Stock certificates evidencing such shares awarded under the Plan pursuant to an unregistered transaction shall bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

“THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL FOR THE ISSUER, SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”

Any determination by the Corporation and its counsel in connection with any of the matters set forth in this paragraph shall be conclusive as to all binding persons.

6.    Securities Law Representations. As of the date of this Agreement and also as of the date of any issuance of Restricted Shares, Executive represents and warrants to the Corporation that Executive: (i) is not investing in the Restricted Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any media, broadcast publicly or presented at any presentation; (ii) is an “accredited investor” as defined in Regulation D adopted under the Securities Act of 1933, as amended (the “Securities Act”); (iii) confirms that until registered in accordance with Section 8, the Restricted Shares will not be registered securities under the Securities Act or any other securities law, and Executive may not transfer the Restricted Shares other than in compliance with this Agreement and available registration exemptions under the Securities Act and other applicable securities laws; and (iv) is acquiring the Restricted Shares solely for himself, for investment purposes only, and not with a view to the resale, pledge or distribution of any Restricted Shares except in accordance with their terms, e.g., after vesting.

7.    Rights as a Shareholder. Nothing in the Plan or this Agreement shall be construed to give the Executive or any other person rights as a shareholder of the Corporation except to the extent specifically provided in this Agreement.

8.    Rights as an Employee. Nothing in this Agreement shall be deemed to confer on the Executive any right to continue in the employ of the Corporation or any of its subsidiaries, or to interfere with or limit in any way the right of the Corporation or any of its subsidiaries to terminate such employment in accordance with the terms and conditions of the Employment Agreement.

9.    Inspection of Records. Copies of the Plan, records reflecting the Executive’s Restricted Stock Unit award(s), and any other documents and records that the Executive is entitled by law to inspect shall be open to inspection by the Executive and his or her duly authorized representative(s) at the office of the Corporation at any reasonable business hour.
10.    Withholding. Upon the settlement of any RSU, any amounts payable in shares of Common Stock or in cash will be deemed taxable at such date and the Corporation shall have the right to effect the withholding of any taxes required to be withheld at applicable law (the “Withholding Tax”). The Withholding Tax may be satisfied either (i) by the Corporation withholding any amount payable in cash, (ii) by the Executive paying the amount of the required Withholding Tax to the Corporation in cash, (iii) by the Corporation retaining from the shares deliverable that number of whole shares having a fair market value (as determined by the Corporation in a manner consistent with its generally applicable practices) at least equal to the amount of the required Withholding Tax, or (iv) by a combination of the foregoing; provided, however, that if and to the extent that the Withholding Tax is satisfied using shares as to which the Restricted Period has lapsed, the applicable Withholding Tax shall be based on the minimum amount required to be withheld at applicable law.

11    Notices. Any notice to the Corporation contemplated by this Agreement shall be addressed to the attention of the Corporation’s Human Resource Department at 1334 York Avenue, New York, New York 10021; and any notice to the Executive shall be addressed to him or her at the address on file with the Corporation on the date hereof or at such other address as he or she may hereafter designate in writing.

12    Choice of Law. This Agreement, and all rights and obligations hereunder, shall be governed by the laws of the State of New York.

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, in the case of the Corporation by its duly authorized officer, as of the day and year first above written.

SOTHEBY’S

By: /S/ SUSAN ALEXANDER

Its:     EVP, Worldwide Head of HR

Dated:    March 31, 2015

EXECUTIVE

By: /S/ THOMAS S. SMITH
Executive’s Signature

Dated:    4/1/15